UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 14, 2015

WILLDAN GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33076	14-1951112
(State of other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2401 East Katella Avenue, Suite 300, Anaheim, California 92806

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (800) 424-9144

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐         Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐         Soliciting material pursuant to Rule 14A-12 under the Exchange Act (17 CFR 240.14a-12)

☐         Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR.14d-2(b))

☐         Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01.                                        Changes in Registrant’s Certifying Accountant.

(a) Dismissal of Independent Registered Public Accountant

Willdan Group, Inc. (“Willdan”) has dismissed Ernst & Young LLP (“Ernst & Young”), an independent registered public accounting firm, as its principal accountant. The decision to dismiss Ernst & Young was effective on April 14, 2015, after being recommended by Willdan’s audit committee and approved by Willdan’s board of directors (the “Board”).

The reports of Ernst & Young on Willdan’s consolidated financial statements for the fiscal years ended January 2, 2015 and December 27, 2013 did not contain an adverse opinion or disclaimer of opinion, and such reports were not qualified or modified as to uncertainty, audit scope, or accounting principle.

During Willdan’s fiscal years ended January 2, 2015 and December 27, 2013, and the interim period from January 3, 2015, through and including April 14, 2015, the date of Ernst & Young’s dismissal, (i) there were no disagreements (as that term is defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) between Willdan and Ernst & Young on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to the satisfaction of Ernst & Young, would have caused Ernst & Young to make reference to the subject matter of the disagreement in connection with its reports on Willdan’s consolidated financial statements for such years or any subsequent interim period through the date of dismissal, and (ii) there were no “reportable events” (as defined in Item 304(a)(1)(v) of Regulation S-K).

Willdan provided Ernst & Young with a copy of this Form 8-K and requested that, as promptly as possible, Ernst & Young provide Willdan with a letter addressed to the Securities and Exchange Commission (the “SEC”) stating whether it agrees with the above statements and, if not, stating the respects in which it does not agree. Willdan will file Ernst & Young’s letter with the SEC as an exhibit to an amendment to this Current Report on Form 8-K within two business days of receipt thereof.

(b) Newly Appointed Independent Registered Public Accountant

On April 14, 2015, following the recommendation of Willdan’s audit committee, the Board approved the engagement of KPMG LLP (“KPMG”), an independent registered public accounting firm, as its principal accountant to perform independent audit services beginning with the fiscal year ending January 1, 2016. During Willdan’s fiscal years ended January 2, 2015 and December 27, 2013, and the interim period from January 3, 2015, through and including the April 14, 2015, the date of KPMG’s engagement, neither Willdan, nor anyone acting on its behalf, consulted KPMG regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered with respect to the consolidated financial statements of Willdan, in any case where a written report or oral advice was provided to Willdan by KPMG that KPMG concluded was an important factor considered by Willdan in reaching a decision as to any accounting, auditing or financial reporting issue; or (ii) any matter that was the subject of a disagreement (as that term is defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K) or a “reportable event” (as that term is described in Item 304(a)(1)(v) of Regulation S-K).

Willdan’s stockholders entitled to vote at Willdan’s Annual Meeting of Stockholders to be held in June of this year will be asked to ratify the selection of KPMG as Willdan’s principal accountant for the fiscal year ended January 1, 2016.

Item 5.02                                           Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 14, 2015, the Board, in accordance with Section 4.02 of Willdan’s Amended and Restated Bylaws, increased the size of the board of directors from six members to eight members, effective immediately. Upon increasing the size of the Board to eight members, the Board, in accordance with Section 4.10 of Willdan’s Amended and Restated Bylaws, appointed Steven A. Cohen and Mohammed Shahidehpour to the Board, effective immediately, to fill the existing vacancies on the Board and to serve until their respective successors have been duly elected and qualified or until their earlier respective resignation or removal. The Board has determined that Dr. Cohen and Dr. Shahidehpour are independent directors under the listing standards of the Nasdaq Global Market.

Dr. Cohen, 61, is Executive Director of Columbia University’s Earth Institute, where he is responsible for managing the education, research, outreach and operational programs that address sustainable development throughout the world. The Earth Institute is the largest institute at Columbia with over 799 full-time employees and an annual budget of over $135 million. Dr. Cohen is also a Public Affairs Professor at Columbia’s School of International and Public Affairs and Director of its Master of Public Administration Program in Environmental Science and Policy. From 1985 to 1998, he served as Director of Columbia’s Graduate Program in Public Policy and Administration. Dr. Cohen began his career at Columbia in 1981 after working as a policy analyst for the U.S. Environmental Protection Agency for two years. Over the past three decades, he has served at different times as a consultant to the U.S. Environmental Protection Agency, the most recent being from 2005 to 2010. From 2001 to 2004, he also served on the United States Environmental Protection Agency’s Advisory Council on Environmental Policy and Technology. Throughout his career, Dr. Cohen has written numerous articles on public management innovation, sustainability and environmental management. Dr. Cohen has also been a senior advisor to Willdan Energy Solutions since November 2008. He received a B.A. in Political Science from Franklin College of Indiana in 1974 and an M.A. in Political Science from State University of New York at Buffalo in 1977 and a Ph.D in Political Science with a concentration in environmental sciences from State University of New York at Buffalo in 1979.

Dr. Shahidehpour, 59, is the Bodine Chair Professor in the Electrical and Computer Engineering Department at the Illinois Institute of Technology (IIT) in Chicago, where he also serves as Director of the Robert W. Galvin Center for Electricity Innovation. He has been a faculty member at IIT since 1983 and is a recipient of IIT’s Excellence in Teaching Award. Dr. Shahidehpour is the author of six books and 400 technical papers on electric power systems and has been awarded over $50 million in federal research and development grants on electricity grid modernization issues. Dr. Shahidehpour is the founding chair of the Institute of Electrical and Electronics Engineers (IEEE) Great Lakes Symposium on Smart Grid and the New Energy Economy. He has served as Editor-in-Chief of the IEEE Transactions on Smart Grid journal since 2009. Dr. Shahidehpour is an IEEE Distinguished Lecturer and has delivered over 100 invited lectures in several countries on electricity restructuring and smart grid issues. He has been a keynote speaker in 20 International Conferences since 2007 and counseled governments on electricity grid modernization bills throughout the world. Dr. Shahidehpour received a B.S. in Electrical Engineering 1977 from Iran’s Sharif University of Technology, and an M.S. in Electrical Engineering in 1978 and a Ph.D in 1981 from University of Missouri.

Each of Dr. Cohen and Dr. Shahidehpour will receive compensation for their services as a director in accordance with Willdan’s standard compensation program for non-management directors, which provides for an annual retainer of $24,000 paid in cash.

Item 7.01                                           Regulation FD Disclosure

On April 17, 2015, Willdan issued a press release announcing the appointment of Dr. Cohen and Dr. Shahidehpour to the Board. A copy of the press release is furnished (not filed) as Exhibit 99.1 to this Current Report on Form 8-K pursuant to Regulation FD.

Item 9.01                                           Financial Statements and Exhibits

(d)                                 Exhibits.

99.1	Press Release of Willdan Group, Inc., dated April 17, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WILLDAN GROUP, INC.

Date: April 17, 2015	By:	/s/ Stacy B. McLaughlin
Stacy B. McLaughlin
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Document

99.1	Press Release of Willdan Group, Inc., dated April 17, 2015

i